Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Trust III (the Trust)
333-65269
811-09037


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement.

The results of the vote for the new Investment
Management Agreement are as follows:

<c>Nuveen Short Duration Bond Fund
<c>Nuveen Multi-Strategy Income Fund
<c>Nuveen High Yield Bond Fund
To approve a new investment management agreement



   For
                               570,348
                                 578,271
                                       786,705
   Against
                                         -
                                      646
                                              871
   Abstain
                                         -
                                         929
                                              7,906
   Broker Non-Votes
76,546
                                 78,372
                                              306,798
      Total
646,894
                                 658,218
                                       1,102,280







Proxy materials are herein incorporated by reference to the SEC filing on August 29, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-013174.